August 15, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Ennis, Inc.

File No. 1-5807

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Ennis, Inc. dated August 11, 2022, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP